Exhibit 99

Media Contact:	Tom Robinson
816-556-2902

Invester Contact:	Todd Allen
816-556-2083

GREAT PLAINS ENERGY ANNOUNCES FULL YEAR
AND FOURTH QUARTER 2006 RESULTS

Kansas City, MO, February 7, 2007 - Great Plains Energy Incorporated (NYSE:GXP) today announced full year 2006 reported earnings per share were $1.61, which reflect $0.08 per share of dilution from the May 2006 equity issuance, compared to $2.15 in 2005. Reported earnings in 2006 were $126.0 million compared to 2005 earnings of $160.7 million. Reported earnings are reconciled to core earnings in attachments B and C.

Full year 2006 core earnings per share were $1.93 on more shares outstanding compared to $2.16 in 2005. Core earnings, which exclude net mark-to-market gains/losses on energy contracts and other items, were $150.9 million in 2006 compared to $161.2 million in 2005.

Full year 2006 results were characterized by higher fuel costs, lower wholesale prices and coal conservation in the first half of the year, partially offset by lower purchased power expense, and higher retail revenue at Kansas City Power & Light Company (KCP&L), as well as gross margin improvement at Strategic Energy. Earnings for the full year 2006 also reflect the absence of tax benefits experienced at KCP&L in 2005 and lower delivered volumes at Strategic Energy.

“We are very pleased with the solid earnings during 2006 and our progress on the Comprehensive Energy Plan,” said Chairman Mike Chesser. “We are right on track. Our 100-megawatt Spearville Wind Energy Facility is fully operational and producing clean, renewable energy. We also successfully began a series of partnerships with customers to increase energy efficiency,” Chesser commented. “We broke ground on our high efficiency Iatan 2 coal-fired plant and are nearing completion of the environmental upgrade at our LaCygne Generating Station. Finally, we are providing today 2007 earnings guidance of $1.80-$2.00 per share.”

Core earnings in the fourth quarter of 2006 were $25.5 million or $0.31 per share compared to $43.5 million or $0.58 per share in the fourth quarter of 2005. The difference in core earnings resulted primarily from lower wholesale prices at KCP&L, as well as lower delivered volumes and margins, and higher bad debt expense at Strategic Energy. Reported earnings were $34.1 million or $0.42 per share compared to $29.7 million or $0.40 per share in the fourth quarter of 2005.

Kansas City Power & Light

During 2006, KCP&L made significant progress on its Comprehensive Energy Plan (CEP). The 100MW Spearville Wind Energy Facility was completed on schedule in September. Construction of the new chimney stack at the Iatan site was recently completed, and other Iatan No. 2 construction activity is ongoing. Progress continues on both the LaCygne No. 1

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SCR, which is scheduled for completion in the second quarter of 2007, and the Iatan No. 1 environmental projects. Demand management and asset management programs are also underway and have begun to have an impact in Missouri. In December, KCP&L updated the total anticipated capital expenditures associated with CEP projects to a range of $1.52 to $1.62 billion. Finally, KCP&L received constructive rate treatment in both Missouri and Kansas, and KCP&L recently filed a new rate case in Missouri requesting a $45 million rate increase. The requested increase is driven by higher operating and fuel costs, the completion of the LaCygne No. 1 SCR, and amortization to help maintain cash flow levels. A new rate case is expected to be filed in Kansas in March.

KCP&L’s core earnings for the full year 2006 were $141.0 million or $1.80 per share compared to $145.2 million or $1.94 per share last year. Reported earnings at KCP&L were $149.6 million or $1.91 per share in 2006 compared to $145.2 million or $1.94 per share in 2005.

Revenues for the full year 2006 increased slightly to $1.14 billion compared to 2005. Retail revenues rose slightly to $935.5 million in 2006 compared to $924.1 million in 2005 due primarily to load growth. Wholesale revenues were $190.4 million, close to the 2005 level of $192.4 million. Wholesale volumes in 2006, which were up slightly compared to 2005, were more than offset by average wholesale electricity prices in 2006 that were 11% lower than the average in 2005.

KCP&L benefited in 2006 from lower purchased power expense compared to 2005 primarily due to a 40% reduction in purchased power volumes and lower capacity payments due to the expiration of certain contracts in mid-2005. Lower purchased power expense was more than offset by higher delivered coal costs and more natural gas in the fuel mix. Compared to prior year results, 2006 core earnings were also impacted by the absence of significant tax benefits related to the 2005 implementation of a lower composite tax rate. Partially offsetting these negative impacts, KCP&L’s comparative results reflect the absence of the 2005 ice storm and a 2005 Wolf Creek software write-off.

Core earnings for the fourth quarter 2006 were $25.4 million or $0.31 per share compared to $36.9 million or $0.49 per share in 2005. Fourth quarter 2006 reported earnings were $29.3 million or $0.36 per share compared to $36.9 million or $0.49 per share in the same period of 2005. KCP&L’s fourth quarter revenues were $249.8 million compared to $272.5 million in the fourth quarter 2005. Retail revenues in the quarter were $193.1 million, consistent with the prior year. However, wholesale revenues in the fourth quarter of 2006 were $53.0 million compared to $76.7 million in the same period of 2005 due primarily to average wholesale prices in the fourth quarter that were 40% lower than the year ago period. Wholesale volumes were nearly flat compared to the previous fourth quarter as the impact of the Wolf Creek refueling outage in the fourth quarter of 2006 generally offset the absence of last year’s coal conservation. In the fourth quarter, KCP&L deferred certain costs as ordered in the Missouri and Kansas rate orders favorably impacting earnings in the fourth quarter and full year 2006 by $3.4 million.

Strategic Energy

Sales growth continued throughout 2006, with particular strength in the small business customer segment, driving a substantial increase in Strategic Energy’s backlog for future deliveries. Strategic Energy benefited from an increasing focus on portfolio optimization,

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contributing to higher gross margins in 2006 compared to 2005. Additionally, during 2006 Strategic Energy entered new markets in Illinois and upstate New York, broadening its accessible market.

Strategic Energy’s core earnings for the full year 2006 were $23.5 million or $0.30 per share compared to $26.8 million or $0.36 per share in 2005. Strategic Energy’s full year 2006 reported losses were $9.9 million or $0.13 per share compared to earnings of $28.2 million or $0.38 per share in 2005. Mark-to-market impacts for the full year 2006 were a loss of $33.4 million due to generally declining power prices during the year compared to a gain of $1.4 million in 2005.

The decrease in core earnings was primarily attributable to delivered volume that declined 15% to 16.6 million MWhs in 2006 compared to 19.5 million MWhs in 2005. The lower delivered volume in 2006 was partially offset by higher average retail gross margins excluding net mark-to-market impacts. The average retail gross margin per MWh in 2006 was $2.52 compared to $5.19 in 2005. Excluding unrealized mark-to-market gains and losses on energy contracts, the average retail gross margin per MWh in 2006 was $5.93 compared to $5.07 in the previous year. In addition, the impact of net SECA charges was $5.4 million less in 2006 when compared to 2005.

For the fourth quarter of 2006, Strategic Energy’s core earnings were $3.1 million or $0.04 per share compared to $7.3 million or $0.10 per share in the fourth quarter of 2005. Strategic Energy’s reported earnings for the fourth quarter were $7.7 million or $0.10 per share compared to a loss of $6.4 million or $0.08 per share in last year’s fourth quarter. Lower core earnings in the fourth quarter of 2006 compared to the same period in 2005 were driven by slightly lower delivered volume, lower average retail gross margins and increased bad debt expense attributable to increasing sales to the small business customer segment.

Strategic Energy’s strong sales performance continued through the fourth quarter of 2006, increasing total backlog to 32.8 million MWhs, up 79% compared to the end of 2005. Backlog for 2007 was 14.7 million MWhs at the end of 2006 compared to 10.4 million MWhs in backlog for 2006 at the end of 2005. Strategic Energy’s retention rate including month-to-month customers remained strong at 85% during the fourth quarter, raising the full year 2006 retention rate including month-to-month customers to 71%.

KLT Investments and “Other”

Full year 2006 earnings from KLT Investments affordable housing investments were $4.3 million compared to $5.7 million in 2005. Earnings per share were $0.06 in 2006 versus $0.08 in 2005. The lower earnings in 2006 are due to a decline in available tax credits from the investments and the timing of reductions of affordable housing investments.

The “other” category 2006 loss from continuing operations was $18.0 million or $0.23 per share compared to a loss from continuing operations of $16.5 million or $0.22 per share in 2005. On a core earnings basis, the loss in the “other” category was $17.9 million or $0.23 per share in 2006 compared to a loss of $16.5 million or $0.22 per share in 2005.
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Non-GAAP Financial Measure
Core earnings is a non-GAAP financial measure that differs from earnings reported in accordance with GAAP. We believe core earnings provide investors a meaningful indicator of our results that improves comparability among periods because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts that may not be indicative of our prospective earnings potential. Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors. Calculation of core earnings involves judgments by management, including whether an item is classified as an unusual item, and our definition of core earnings may differ from similar terms used by other companies. We are unable to reconcile our core earnings guidance to GAAP earnings per share because we do not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts. The impact of these items could be material to our operating results reported in accordance with GAAP.

Great Plains Energy Incorporated (NYSE:GXP) headquartered in Kansas City, MO, is the holding company for Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest, and Strategic Energy, L.L.C., a competitive electricity supplier. The Company's web site is www.greatplainsenergy.com.

Information Concerning Forward-Looking Statements
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and Great Plains Energy; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates its subsidiaries can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; application of critical accounting policies, including, but not limited to, those related to derivatives and pension liabilities; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Aquila, Inc., and the sale of assets to Black Hills Corporation); and other risks and uncertainties. Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.

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Attachment A
GREAT PLAINS ENERGY
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
		As Adjusted		As Adjusted
	2006	2005	2006	2005
Operating Revenues	(thousands, except per share amounts)
Electric revenues - KCP&L	$249,806	$272,520	$1,140,357	$1,130,792
Electric revenues - Strategic Energy	405,050	371,595	1,532,106	1,471,490
Other revenues	666	1,105	2,886	2,600
Total	655,522	645,220	2,675,349	2,604,882
Operating Expenses
Fuel	51,418	46,747	229,469	208,431
Purchased power - KCP&L	7,574	4,673	26,418	61,263
Purchased power - Strategic Energy	372,842	365,218	1,490,246	1,368,419
Skill set realignment costs	(6,457)	-	9,448	-
Other	84,001	87,368	327,917	327,801
Maintenance	17,942	20,695	83,844	89,983
Depreciation and amortization	41,931	38,595	160,549	153,080
General taxes	25,367	25,817	112,601	109,436
(Gain) loss on property	4	1,638	(565)	3,544
Total	594,622	590,751	2,439,927	2,321,957
Operating income	60,900	54,469	235,422	282,925
Non-operating income	3,144	4,171	19,885	19,505
Non-operating expenses	(1,109)	(1,074)	(6,702)	(16,745)
Interest charges	(18,108)	(20,010)	(71,221)	(73,787)
Income from continuing operations before income taxes,
minority interest in subsidiaries and loss from equity
investments	44,827	37,556	177,384	211,898
Income taxes	(9,579)	(7,734)	(47,822)	(39,462)
Minority interest in subsidiaries	-	-	-	(7,805)
Loss from equity investments, net of income taxes	(885)	324	(1,932)	(434)
Income from continuing operations	34,363	30,146	127,630	164,197
Discontinued operations, net of income taxes	-	(73)	-	(1,899)
Net income	34,363	30,073	127,630	162,298
Preferred stock dividend requirements	412	411	1,646	1,646
Earnings available for common shareholders	$33,951	$29,662	$125,984	$160,652

Average number of basic common shares outstanding	80,182	74,704	78,003	74,597
Average number of diluted common shares outstanding	80,717	74,725	78,170	74,743

Basic earnings (loss) per common share
Continuing operations	$0.42	$0.40	$1.62	$2.18
Discontinued operations	-	-	-	(0.03)
Basic earnings per common share	$0.42	$0.40	$1.62	$2.15

Diluted earnings (loss) per common share
Continuing operations	$0.42	$0.40	$1.61	$2.18
Discontinued operations	-	-	-	(0.03)
Diluted earnings per common share	$0.42	$0.40	$1.61	$2.15

Cash dividends per common share	$0.415	$0.415	$1.66	$1.66

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Attachment B

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended December 31
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
		As Adjusted		As Adjusted
	2006	2005	2006	2005
	(millions)
KCP&L	$29.3	$36.9	$0.36	$0.49
Strategic Energy	7.7	(6.4)	0.10	(0.08)
KLT Investments	1.0	3.3	0.01	0.04
Other	(3.6)	(3.7)	(0.04)	(0.05)
Income from continuing operations	34.4	30.1	0.43	0.40
KLT Gas discontinued operations,
net of income taxes	-	(0.1)	-	-
Preferred dividends	(0.3)	(0.3)	(0.01)	-
Earnings available for common shareholders	$34.1	$29.7	$0.42	$0.40

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$34.1	$29.7	$0.42	$0.40
Reconciling items
KCP&L - skill set realignment costs	(3.9)	-	(0.05)	-
Strategic Energy - mark-to-market impacts
from energy contracts	(4.6)	13.7	(0.06)	0.18
Other - skill set realignment costs	(0.1)	-	-	-
KLT Gas - discontinued operations	-	0.1	-	-
Core earnings	$25.5	$43.5	$0.31	$0.58

Core earnings
KCP&L	$25.4	$36.9	$0.31	$0.49
Strategic Energy	3.1	7.3	0.04	0.10
KLT Investments	1.0	3.3	0.01	0.04
Other	(4.0)	(4.0)	(0.05)	(0.05)
Core earnings	$25.5	$43.5	$0.31	$0.58

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Attachment C
GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Year Ended December 31
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
		As Adjusted		As Adjusted
	2006	2005	2006	2005
	(millions)
KCP&L	$149.6	$145.2	$1.91	$1.94
Strategic Energy	(9.9)	28.2	(0.13)	0.38
KLT Investments	4.3	5.7	0.06	0.08
Other	(16.4)	(14.9)	(0.21)	(0.20)
Income from continuing operations	127.6	164.2	1.63	2.20
KLT Gas discontinued operations,
net of income taxes	-	(1.9)	-	(0.03)
Preferred dividends	(1.6)	(1.6)	(0.02)	(0.02)
Earnings available for common shareholders	$126.0	$160.7	$1.61	$2.15

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$126.0	$160.7	$1.61	$2.15
Reconciling items
KCP&L - skill set realignment costs	5.8	-	0.07	-
KCP&L - Hawthorn No. 5 litigation recoveries	(14.4)	-	(0.18)	-
Strategic Energy - mark-to-market impacts
from energy contracts	33.4	(1.4)	0.43	(0.02)
Other - skill set realignment costs	0.1	-	-	-
KLT Gas - discontinued operations	-	1.9	-	0.03
Core earnings	$150.9	$161.2	$1.93	$2.16

Core earnings
KCP&L	$141.0	$145.2	$1.80	$1.94
Strategic Energy	23.5	26.8	0.30	0.36
KLT Investments	4.3	5.7	0.06	0.08
Other	(17.9)	(16.5)	(0.23)	(0.22)
Core earnings	$150.9	$161.2	$1.93	$2.16

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Attachment D
GREAT PLAINS ENERGY
Summary Income Statement by Segment
Three Months Ended December 31
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$655.5	$249.8	$405.7	$-
Fuel	(51.4)	(51.4)	-	-
Purchased power	(380.5)	(7.6)	(372.9)	-
Skill set realignment costs	6.5	6.3	-	0.2
Other operating expense	(127.3)	(105.5)	(19.0)	(2.8)
Depreciation and amortization	(41.9)	(39.9)	(2.0)	-
Operating income (loss)	60.9	51.7	11.8	(2.6)
Non-operating income (expenses)	2.1	1.0	1.2	(0.1)
Interest charges	(18.1)	(15.5)	(0.6)	(2.0)
Income taxes	(9.6)	(7.9)	(4.7)	3.0
Loss from equity investments	(0.9)	-	-	(0.9)
Net income (loss)	$34.4	$29.3	$7.7	$(2.6)
Diluted earnings (loss) per GPE common share	$0.42	$0.36	$0.10	$(0.04)

GREAT PLAINS ENERGY
Summary Income Statement by Segment
Year Ended December 31
(Unaudited)

	Consolidated		Strategic
	GPE	KCP&L	Energy	Other
	(millions)
Operating revenues	$2,675.3	$1,140.4	$1,534.9	$-
Fuel	(229.5)	(229.5)	-	-
Purchased power	(1,516.7)	(26.4)	(1,490.3)	-
Skill set realignment costs	(9.4)	(9.3)	-	(0.1)
Other operating expense	(524.4)	(452.1)	(61.5)	(10.8)
Depreciation and amortization	(160.5)	(152.7)	(7.8)	-
Gain (loss) on property	0.6	0.6	-	-
Operating income (loss)	235.4	271.0	(24.7)	(10.9)
Non-operating income (expenses)	13.2	11.1	4.2	(2.1)
Interest charges	(71.2)	(60.9)	(2.1)	(8.2)
Income taxes	(47.9)	(71.6)	12.7	11.0
Loss from equity investments	(1.9)	-	-	(1.9)
Net income (loss)	$127.6	$149.6	$(9.9)	$(12.1)
Diluted earnings (loss) per GPE common share	$1.61	$1.91	$(0.13)	$(0.17)

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Attachment E
GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)
		As Adjusted
	December 31	December 31
	2006	2005
ASSETS	(thousands)
Current Assets
Cash and cash equivalents	$61,823	$103,068
Restricted cash	-	1,900
Receivables, net	339,399	259,043
Fuel inventories, at average cost	27,811	17,073
Materials and supplies, at average cost	59,829	57,017
Deferred refueling outage costs	13,921	8,063
Refundable income taxes	9,832	-
Deferred income taxes	39,566	-
Assets of discontinued operations	-	627
Derivative instruments	6,884	39,189
Other	11,717	13,001
Total	570,782	498,981
Nonutility Property and Investments
Affordable housing limited partnerships	23,078	28,214
Nuclear decommissioning trust fund	104,066	91,802
Other	15,663	17,291
Total	142,807	137,307
Utility Plant, at Original Cost
Electric	5,268,485	4,959,539
Less-accumulated depreciation	2,456,199	2,322,813
Net utility plant in service	2,812,286	2,636,726
Construction work in progress	214,493	100,952
Nuclear fuel, net of amortization of $103,381 and $115,240	39,422	27,966
Total	3,066,201	2,765,644
Deferred Charges and Other Assets
Regulatory assets	434,392	179,922
Prepaid pension costs	-	98,295
Goodwill	88,139	87,624
Derivative instruments	3,544	21,812
Other	29,795	52,204
Total	555,870	439,857
Total	$4,335,660	$3,841,789

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Attachment E continued

GREAT PLAINS ENERGY
Consolidated Balance Sheets
(Unaudited)
		As Adjusted
	December 31	December 31
	2006	2005
LIABILITIES AND CAPITALIZATION	(thousands)
Current Liabilities
Notes payable	$-	$6,000
Commercial paper	156,400	31,900
Current maturities of long-term debt	389,634	1,675
EIRR bonds classified as current	144,742	-
Accounts payable	322,724	231,496
Accrued taxes	24,106	37,140
Accrued interest	14,082	13,329
Accrued payroll and vacations	33,266	36,024
Pension liability	1,037	-
Deferred income taxes	-	7,757
Supplier collateral	-	1,900
Liabilities of discontinued operations	-	64
Derivative instruments	91,482	7,411
Other	25,520	25,658
Total	1,202,993	400,354
Deferred Credits and Other Liabilities
Deferred income taxes	622,847	621,359
Deferred investment tax credits	28,458	29,698
Asset retirement obligations	91,824	145,907
Pension liability	143,170	87,355
Regulatory liabilities	114,674	69,641
Derivative instruments	61,146	7,750
Other	82,122	65,787
Total	1,144,241	1,027,497
Capitalization
Common shareholders' equity
Common stock-150,000,000 shares authorized without par value
80,405,035 and 74,783,824 shares issued, stated value	896,817	744,457
Retained earnings	493,399	498,632
Treasury stock-53,499 and 43,376 shares, at cost	(1,614)	(1,304)
Accumulated other comprehensive loss	(46,686)	(7,727)
Total	1,341,916	1,234,058
Cumulative preferred stock $100 par value
3.80% - 100,000 shares issued	10,000	10,000
4.50% - 100,000 shares issued	10,000	10,000
4.20% - 70,000 shares issued	7,000	7,000
4.35% - 120,000 shares issued	12,000	12,000
Total	39,000	39,000
Long-term debt	607,510	1,140,880
Total	1,988,426	2,413,938
Commitments and Contingencies
Total	$4,335,660	$3,841,789

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Attachment F

GREAT PLAINS ENERGY
Statistical Summary

	Three Months Ended		Year Ended
	December 31		December 31
	2006	2005	2006	2005
KCP&L
Retail revenues (millions)	$193.1	$193.2	$935.5	$924.1
Wholesale revenues (millions)	$53.0	$76.7	$190.4	$192.4
Average non-firm wholesale price per MWh	$37.66	$62.52	$42.52	$47.82
Wholesale MWh sales (thousands)	1,436	1,442	4,676	4,608
Cooling degree days	-	-	1,724	1,626
Equivalent availability - coal plants	87%	88%	83%	82%
Capacity factor - coal plants	83%	77%	77%	76%

Strategic Energy
Average retail gross margin per MWh	$7.56	$1.37	$2.52	$5.19
Change in fair value related to non-hedging energy
contracts and from cash flow hedge ineffectiveness	1.82	(5.42)	(3.41)	0.12
Average retail gross margin per MWh without fair
value impacts [1]	$5.74	$6.79	$5.93	$5.07

MWhs delivered (thousands)	4,260	4,349	16,644	19,534
Average duration - new and resigned contracts (months)	19	27	18	17
MWh sales (thousands)	11,007	9,347	33,220	18,475
Retention rate	81%	95%	61%	76%
Retention rate including month to month customers	85%	97%	71%	86%
[1] This is a non-GAAP financial measure that differs from GAAP because it excludes the impact of unrealized fair value gains or losses. Management believes this measure is more reflective of average retail gross margins on MWhs delivered due to the non-cash nature and volatility of changes in fair value related to non-hedging energy contracts and from cash flow hedge ineffectiveness. Management and the Board of Directors use this as a measurement of Strategic Energy's realized retail gross margin per delivered MWh, which are settled upon delivery at contracted prices.

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Attachment G

2007 Core Earnings Guidance

	Range
Kansas City Power & Light	$1.75	-	$1.87

Strategic Energy	0.21	-	0.28

Other[1]	(0.16)	-	(0.15)

Consolidated Core EPS[2]	$1.80	-	$2.00

1	Other includes Home Service Solutions, Holding Company costs and other miscellaneous items
2
Core earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts. The Company believes core earnings provide to investors a more meaningful indicator of its results that is comparable among periods because it excludes the effects of items that may not be indicative of Great
Plains Energy’s prospective earnings potential.

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